Exhibit 99.1

Q2Earth, through Affiliated Entity, Completes Acquisition of

Leading Organics Composting Company in Austin, Texas

Palm Beach, FL; January 23, 2019 - Q2Earth, Inc. (OTCQB: QPWR) (the “Company” or “Q2”) through an affiliated entity called Earth Property Holdings LLC (“Earth Property”) has completed the acquisition of all of the partnership interests of Organics “By Gosh” in Austin, Texas (“OBG”).

Phil and Donna Gosh and their committed team, the “heart and soul” of OBG and the organics composting community in Austin, will continue to run the business providing the highest quality products and service to their customers and vendors, while also joining the Q2/Earth Property family to execute strategic growth. OBG will continue to be operated as before the transaction, with the same location, staff, name and company structure. The mission of Organics “By Gosh” to work in collaboration with like-minded companies to help Austin achieve its Zero Waste goals will be carried forward.

OBG is a leading organics recycler and compost manufacturer, receiving yard trimmings and wasted food from over half of the homes and almost a third of the restaurants and commercial food preparers in the Austin area. The company produces high quality compost, blended soils and other products, which they sell in over a million bags per year through major retailers and in bulk to landscapers and contractors throughout central Texas.

“Organics ‘By Gosh’ is a unique company, not only serving the organics recycling needs of Austin, but also being an important part of the heartbeat of this amazing city. We are honored and excited to carry on the long history of excellence at OBG and to become part of the Austin community. Working side by side with Phil and Donna Gosh to build a strong presence in central Texas will be extremely rewarding,” stated Kevin Bolin, CEO of Q2 and President of Earth Property.

“We’re thrilled to be working with the Q2 team, who truly shares the same vision for composting and passion for being good stewards of our planet. We look forward to working with Kevin and his team to expand Organics ‘By Gosh’ and the broader company strategy nationally and globally,” stated Phil Gosh.

To complete the acquisition, Earth Property raised additional equity from Checkmate Capital and other accredited investors, and completed a senior and subordinated debt facility with Source Capital, in Atlanta, GA. Source also participated in the equity round. Q2 purchased additional membership units in Earth Property to maintain its 19.9% equity interest in that holding company, and received an additional management fee of $500,000 plus reimbursed expenses at closing.

The Company does not expect to consolidate the financial statements of Earth Property and OBG on an ongoing basis, as Earth Property is classified as an unconsolidated variable interest entity, accounted for as an equity investment on the Company’s balance sheet.

About Q2Earth: Q2Earth is executing its plan to consolidate and manage leading manufacturers of compost and engineered soils created from recycled waste for the agriculture, horticulture, construction and infrastructure sectors. Through a plan of investments, acquisitions, strategic alliances, and organic growth focused on creating and marketing quality beneficial reuse end products, Q2Earth seeks to build the preeminent compost and soil company in North America, with international growth opportunities.

Legal Notice Regarding Forward-Looking Statements: This news release contains “Forward-looking Statements”. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to our ability to fully commercialize our technology, risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new products and markets, the time and expense involved in such development activities, the ability to secure additional financing, the ability to consummate acquisitions and ultimately integrate them, the level of demand and market acceptance of our products, and changes in our business strategies. This is not an offering of securities and securities may not be offered or sold absent registration or an applicable exemption from the registration requirements

Contact

Jeremy Roe, Managing Partner

Integra Consulting Group, LLC

Jeremy@integracg.net

925-262-8305